SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                           Concepts Direct, Inc.
           (Exact Name of Registrant as Specified in its Charter)

           Delaware                                    52-1781893
 (State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                Identification Number)

       2950 Colorful Avenue                              80504
        Longmont, Colorado                            (Zip Code)
(Address of Principal Executive Offices)


                        2001 Incentive Compensation Plan
                            (Full Title of the Plans)

                                Phillip A. Wiland
                      Chairman and Chief Executive Officer
                              Concepts Direct, Inc.
                              2950 Colorful Avenue
                            Longmont, Colorado 80504
                    (Name and Address of Agent for Service)
                                (303) 772-9171
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
                                 Proposed        Proposed
  Title of                        Maximum         Maximum     Amount of
Securities to    Amount to    Offering Price     Aggregate   Registration
be Registered  be Registered     Per Share    Offering Price     Fee

Common Stock,
par value $.10  150,000 (1)       $1.98(2)      $297,000(2)     $74.25
  per share

(1) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the 2001 Incentive Compensation Plan which provide for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on November 8, 2001, which was $1.98.

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed by Concepts Direct, Inc., a Delaware corporation (the "Registrant"), relating to 150,000 shares of the Registrant's Common Stock, par value $.10 per share (the "Common Stock"), which may be offered and sold pursuant to the Registrant's 2001 Incentive Compensation Plan.

                                   PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (3) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on October 27, 1992, including any amendments to such Registration Statement hereafter filed; and

         (4) All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registrant's document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that, to the fullest extent permitted by Delaware Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision on the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Bylaws provide that it shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following signatures.

Item 9.  Undertakings.

        (1)  The undersigned Registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Longmont, Colorado, on this 13th day of November, 2001.

                                       Concepts Direct, Inc.

                                       By:  /s/ Phillip A. Wiland
                                       Phillip A. Wiland
                                       Chairman and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Phillip A. Wiland and J. Michael Wolfe his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments, and all exhibits to them and other documents to be filed in connection with them, and generally to do all things in his or her name in his or her capacities as officers and directors to enable Concepts Direct, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                     Title                     Date

/s/ Phillip A. Wiland           Chairman and            November 7, 2001
Phillip A. Wiland          Chief Executive Officer
                        (Principal Executive Officer)

/s/ J. Michael Wolfe       Director, President and      November 7, 2001
J. Michael Wolfe       Interim Chief Financial Officer
                     (Principal Financial and Accounting
                                   Officer)

/s/ Virginia B. Bayless            Director             November 7, 2001
Virginia B. Bayless

/s/ Robert L. Burrus, Jr.          Director             November 7, 2001
Robert L. Burrus, Jr.

/s/ Kenneth M. Gassman, Jr.        Director             November 7, 2001
Kenneth M. Gassman, Jr.

/s/ Marshall S. Geller             Director             November 7, 2001
Marshall S. Geller

/s/ Stephen R. Polk                Director             November 7, 2001
Stephen R. Polk


                                EXHIBIT INDEX

    Exhibit Number           Description

         5           Opinion of McGuireWoods LLP
         23.1        Consent of Ernst & Young LLP, Independent Auditors
         23.2        Consent of McGuireWoods LLP (filed as part of Exhibit 5)
         24          Power of Attorney (included on signature page)


                                   EXHIBIT 5


                               November 13, 2001

 The Board of Directors
 Concepts Direct, Inc.
 2950 Colorful Avenue
 Longmont, Colorado 80504

      RE:  Registration Statement on Form S-8

 Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of Concepts Direct, Inc. (the "Company"), relating to 150,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), to be offered and sold pursuant to the Company's 2001 Incentive Compensation Plan (the "Plan").

      We have examined copies, certified or otherwise identified to our satisfaction, of the Plan and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and have made such inquiries of officers and representatives of the Company as to factual matters as we have considered relevant and necessary as a basis for this opinion. Based on the foregoing and to the extent the Shares are to be issued by the Company pursuant to the Plan, we advise you that in our opinion all necessary corporate proceedings by the Company to authorize such issuance has been duly taken and that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are persons whose consent is to be filed with the Registration Statement under the provisions of the Securities Act.

                                 Very truly yours,

                                 /s/ McGuireWoods LLP



                                 EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Concepts Direct, Inc. 2001 Incentive Compensation Plan of our report dated February 16, 2001, with respect to the financial statements and schedule of Concepts Direct, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Denver, Colorado
November 13, 2001